EXHIBIT 99.1


NEWS RELEASE

                             FOR IMMEDIATE RELEASE
                             ---------------------

                                December 31, 2002

  OAK RIDGE CAPITAL GROUP, INC. ANNOUNCES SALE OF HOME CONSTRUCTION SUBSIDIARY
  ----------------------------------------------------------------------------

Albuquerque, N.M., December 31, 2002/PR Newswire/ --- Oak Ridge Capital Group, Inc. (Nasdaq: ORCG - news) announced its sale of Charter Building and Development Corp., ("Charter"), its wholly-owned residential home construction subsidiary operating in New Mexico. The sale was completed on December 20, 2002. Charter was purchased by C B & D Corp., a New Mexico corporation formed by existing management of Charter and various investors for the purpose of acquiring Charter.

Marc H. Kozberg, Chief Operating Officer of Oak Ridge Capital Group said, "Oak Ridge Capital Group intends to re-deploy the proceeds from this sale in its other existing businesses and to use such additional capital to further enhance and drive shareholder wealth creation."

Other Oak Ridge Capital Group operations include its financial services division, devoted to investment banking, brokerage and land development, Realco Construction, a commercial construction company, and First Commercial Real Estate Services, a commercial real estate brokerage firm.

This release contains forward-looking statements and projections made upon the safe harbor provisions of the Private securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933. Such statements and projections are subject to a number of risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable and complete. However, actual results in the future could differ materially from those described in the forward-looking statements and projections as a result of fluctuations in the supply and demand for real estate, interest rate fluctuations and general economic conditions of a geographic area, changes in governmental regulations, interruption of operations caused by adverse natural conditions, changes in the United States economy, risks associated with Year 2000, and other factors detailed in the Company's securities and Exchange Commission filings. The Company does not undertake any obligation to publicly release the results of any revisions to these forward-looking statements and projections that may be made to reflect any future events or circumstances.

For further information please contact Marc H. Kozberg, Chief Operating Officer Oak Ridge Capital Group, Inc., 763-923-2266.